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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                 ___________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934


                               January 11, 2000
               Date of Report (Date of earliest event reported)

                                 ___________

                                IJNT.net,Inc.
            (Exact name of registrant as specified in its charter)


        Delaware                     0-24408                  33-0611753
(State or other Jurisdiction      (Commission File           (IRS Employer
     of Incorporation)                 Number)           Identification Number)


        2800 Lafayette,                                          92663
   Newport Beach, California                                   (Zip Code)
(Address of principal executive
         offices)


                                 (949) 673-2691
              (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

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     Item 5.  Other Events

     Pursuant to a Common Stock Purchase and Subscription Agreement dated December 31, 1999 ("Purchase Agreement"), by and between IJNT.net, Inc. and a group of private investors the ("Investors"), we completed a private offering of securities on January 11, 2000. In the offering we issued 2,243,750 shares of our common stock at a price of $4.00 per share, for a total purchase price of $8,975,000, and warrants to purchase an additional 560,938 shares of our common stock. Following the offering, IJNT has 20,604,619 shares of common stock outstanding (giving effect to conversion of all the warrants) compared to 17,799,931 shares before the offering. The shares and warrants were issued in reliance on the exemption registration provided under Regulation D and in
Section 4(2) of the Securities Act of 1933, as amended.

     The warrants have an exercise price of $9.8792 per share and are exercisable at the option of the holder for a period of 3 years after January 11, 2000 or, if earlier, after the date on which IJNT registers the common stock issuable upon the exercise of the warrants. In the offering, we agreed that if at any time during the period from January 11, 2001 through May 10, 2001, the average per share bid price for our common stock is less than $4.00 per share for any 15 consecutive trading day period, we will issue to the Investors additional shares of common stock in an amount necessary to make up the difference between $4.00 per share and the average bid price per share over such 15 consecutive trading day period.

     We plan to use the net proceeds from the offering of approximately $8,929,750 to fund the national rollout of the UBNetworks fiber backbone network, the full scale deployment of DSL and next generation communication systems which UBNetworks has launched, and the development and growth of IJNT's other subsidiaries and divisions.

     In the Purchase Agreement, we agreed:

     . that prior to January 11, 2002 we would not issue any additional capital stock of IJNT, or securities convertible into capital stock of IJNT, on terms as favorable or more favorable than the terms set forth in the Purchase Agreement without the prior written consent of Investors holding at least two-thirds of the purchased shares. We may, however, issue common stock, warrants, or options to purchase common stock to directors, officers, employees or consultants of IJNT in connection with their services to the company under a plan or grant approved in advance by our board of directors so long as the shares available under such plans or grants do not exceed 15% of the outstanding shares of common stock of IJNT on a fully diluted basis;

     . that we will be managed, subject to stockholder approval, by a board of directors consisting of a majority of independent outside directors;

     . that by May 10, 2000, the Investors will have the right to elect one member of the board of directors of IJNT, subject to board approval;

     . to include a representative of the Investors on management's slate of nominees for directors in each year so long as the Investors own, in the aggregate, at least one-half of the number of shares originally purchased in the offering; and

     . to use our best efforts to register under the Securities Act prior to January 11, 2001, the common stock issued in the offering and common stock issuable upon the exercise of the warrants.

     Under the Purchase Agreement, the Investors have agreed not to sell the securities issued to them in the offering prior to January 11, 2000, except in limited circumstances. These limited circumstance include sales to an Investor's spouse, sales to a trust established for the benefit of an Investor's family members and sales to "accredited investors," as defined in Rule 501 of Regulation D under the Securities Act.

     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement itself. A copy of the Purchase Agreement is attached to this report as Exhibit 4(a) and is incorporated herein by reference.
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     Item 7.   Exhibits.

               See the Exhibit index attached hereto.


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IJNT.net, Inc.
                                        (Registrant)


                                        By:   /S/ JEFFREY R. MATSEN
                                           -------------------------------
                                        Name: Jeffrey R. Matsen
                                        Title:  Executive Vice President
Date:  January 18, 2000
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                                 EXHIBIT INDEX

The following exhibits are filed with the Current Report on Form 8-K.

Exhibit No.           Description
4a                    Form of Common Stock Purchase and Subscription Agreement
                      dated December 31, 1999.

4b Form of Warrant to purchase Common Stock issued under the Common Stock Purchase and Subscription Agreement.

99a Press Release regarding Private Equity Funding issued by IJNT on January 6, 2000.